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                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174









                                                   April 8, 1998


U.S. Home & Garden Inc.
655 Montgomery Street
San Francisco, California 94111

U.S. Home & Garden Trust I
655 Montgomery Street
San Francisco, California 94111


                  Re:      Certain Federal Income Tax Consequences
                           of the Purchase and Ownership of Cumulative
                           Trust Preferred Securities Issued by U.S. Home & Garden Trust I
                           -------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to U.S. Home & Garden Inc. ("U.S. Home") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1, as amended, Registration Nos. 333-48519 and 333-48519-01 (the "Registration Statement"). The Registration Statement relates to the offer for sale of up to 2,530,000 shares of Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of U.S. Home & Garden Trust I ("USHG Trust I"), a statutory business trust formed at the direction of U.S. Home under the laws of the State of Delaware, the Junior Subordinated Debentures to be issued by U.S. Home to USHG Trust I in connection with the sale of the Trust Preferred Securities, and the Guarantee to be issued by U.S. Home with respect to the Trust Preferred Securities.

                  This opinion letter relates to the material federal income tax consequences of the purchase and ownership of the Trust Preferred Securities by investors. All capitalized terms





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April 8, 1998
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used in this opinion letter and not otherwise defined herein have the same meaning as set forth in the Registration Statement.

                  We have examined the Registration Statement, a form of the Amended and Restated Trust Agreement of USHG Trust I filed as an exhibit to the Registration Statement, and such other documents as we have deemed necessary to render our opinions expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we have also assumed that the transactions related to the issuance of the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee will be consummated in accordance with the terms and forms of such documents.

                  Based on the foregoing, and assuming that USHG Trust I was formed and will be maintained in compliance with the terms of the Trust Agreement of USHG Trust I, as amended, it is our opinion that:

                           (1)      USHG Trust I will be classified for United
States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and, as a result, each beneficial owner of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures held by USHG Trust I; and

                           (2)      the section entitled "Certain Federal Income
Tax Consequences" in the Registration Statement, insofar as it addresses matters of law or legal conclusions, is correct in all material respects.

                  The opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Future changes in the law or interpretations of the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above. We have undertaken no obligation to update this opinion in such event.

                  Other than the specific tax opinions set forth in this letter, no other opinion has been requested of us or rendered by





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April 8, 1998
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us with respect to the tax treatment of the proposed issuance and sale of the
Junior Subordinated Debentures, the Trust Preferred Securities or the Guarantee, including, but not limited to, the tax treatment of the proposed transactions under other provisions of the Code and the Treasury Regulations or the tax treatment of the proposed transactions under state, local, foreign or any other tax laws.

                  We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and the references to our name in the Registration Statement and the Prospectus forming a part thereof under the captions "Certain Federal Income Tax Consequences" and "Legal Matters". In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Tenzer Greenblatt LLP

                                                  TENZER GREENBLATT LLP